--------------------------------------------------------------------------------

                                                              Exhibit 99.1
For release: IMMEDIATELY

     For additional information contact: Richard G. Johnson, Chief Financial Officer, or Richard C. Rosenzweig, General Counsel - (201) 329-7300

             PHIBRO ANIMAL HEALTH CORPORATION ANNOUNCES THE PROPOSED
                      OFFERING OF ITS SENIOR NOTES DUE 2013

     Ridgefield Park, New Jersey, July 13, 2006 - Phibro Animal Health Corporation ("PAHC") announced today the proposed private offering of $240 million in aggregate principal amount of its senior notes due 2013. It is anticipated that the consummation of the offering will occur on or about July 31, 2006 and the net proceeds from the offering, together with available cash, will be used to refinance all of the outstanding 13% Senior Secured Notes due 2007 of PAHC and one of its subsidiaries, all of the outstanding 9-7/8% Senior Subordinated Notes due 2008 of PAHC and all of the outstanding 15% Senior Secured Notes due 2010 of PAHC Holdings Corporation (its parent), to repay debt outstanding under the existing domestic senior credit facility of PAHC and to pay related fees and expenses.

     The new notes will be senior unsecured obligations of PAHC, will bear interest semi-annually and will be guaranteed by PAHC's existing domestic subsidiaries and certain of its future domestic subsidiaries.

     The new notes will be issued in a private placement and are expected to be resold by the initial purchasers to qualified institutional buyers pursuant to Rule 144A and non-U.S. persons pursuant to Regulation S of the Securities Act of 1933, as amended. The offering of new notes has not been and will not be registered under the Securities Act of 1933, as amended, and the new notes may not be offered or sold in the United States absent registration under the Securities Act of 1933, as amended, or an applicable exemption from the registration requirements.

     This press release is neither an offer to sell nor a solicitation of an offer to buy securities.

Company Description

     PAHC is a leading diversified global manufacturer and marketer of a broad range of animal health and nutrition products, specifically medicated feed additives ("MFAs") and nutritional feed additives, which it sells throughout the world predominantly to the poultry, swine and cattle markets. MFAs are used preventively and therapeutically in animal feed to produce healthy animals. PAHC is also a specialty chemicals manufacturer and marketer.

Forward-Looking Statements

     This news release contains statements that, to the extent that they are not recitations of historical fact, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act of 1934. Such forward-looking information involves risks and uncertainties that could cause actual results to differ materially from those expressed in any such forward-looking statements. These risks and uncertainties include, but are not limited to, the following: our substantial leverage and potential inability to service our debt; our dependence on distributions from our subsidiaries; an expansion of the regulatory restrictions on the use of medicated feed additives in food producing animals could result in a decrease in our sales; our dependence on suppliers having current regulatory approvals and the challenges of replacing any such suppliers; competition in each of our markets; a material portion of our sales and gross profits are generated by medicated feed additives; risks associated with our international operations and significant foreign assets; our dependence on our Brazilian and Israeli operations; our operations, properties and subsidiaries are subject to a wide variety of complex and stringent federal, state, local and foreign environmental laws and regulations; extensive regulation by numerous government authorities in the United States and other countries; a substantial amount of outstanding shares of our voting capital stock is owned by a single stockholder; our raw materials are subject to price fluctuations; our reliance on the continued operation of our manufacturing facilities and intellectual property; outbreaks of animal diseases could significantly reduce demand for our products; the risks of legal proceedings and general litigation expenses; potential operating hazards and uninsured risks; the risk of work stoppages; and our dependence on key personnel.


                                       2